UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 22, 2012

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 22, 2012, Escalade, Inc. (the “Company”) filed a Form 8-K announcing payment of a dividend. The Company is filing this Form 8-K/A to provide additional detail regarding the dividend announcement.

Section 8 – Other Events

Item 8.01 Other Events.

As previously reported, on June 22, 2012, the Company issued a press release announcing that a dividend of eight cents ($0.08) per share would be paid to all shareholders of record on July 2, 2012 and disbursed on July 9, 2012. On June 27, 2012, the Company issued another press release announcing the quarterly cash dividend and providing additional information about the Company’s dividend policy.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated June 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: June 27, 2012	ESCALADE, INCORPORATED

	By:	/s/ DEBORAH J. MEINERT

Deborah J. Meinert, Vice President and Chief Financial Officer

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